Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 6 August 1998, except for note 23 - differences between United Kingdom and United States Generally Accepted Accounting Principles as to which the date is 15 December 1998, with respect to the financial statements of Signature Industries Limited included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-81533) of Applied Digital Solutions, Inc. relating to the sale of 10,714,602 shares of its common stock.


                                                               /s/ Ernst & Young

London, England
22 July, 1999